UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2009

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2009 Erie Indemnity Company amended its existing loan documents with PNC Bank, National Association to renew a $100 million revolving credit facility and extend its term for an additional two years. As amended, the expiration date of the line of credit is extended from December 31, 2009 to December 31, 2011. See Tenth Amendment to Loan Documents attached as Exhibit 99.1.

Item 8.01 Other Events.

Erie Indemnity Company issued a press release regarding the December 8, 2009 Board of Directors meeting, where the Board approved the management fee rate charged to the Erie Insurance Exchange and an increase in shareholders' dividends. Additionally, the Board agreed to set the size of the Board of Directors at 11 members. See the Press Release attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Tenth Amendment to Loan Documents
Exhibit 99.2 Press Release dated December 10, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

December 10, 2009	By:	Marcia A. Dall

Name: Marcia A. Dall
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Tenth Amendment to Loan Documents
99.2	Press Release dated December 10, 2009